UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: September 13, 2006
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

        On Friday, September 15, 2006, beginning at approximately 9:05 a.m. Eastern Time, Umpqua Holdings Corporation President and Chief Executive Officer Raymond P. Davis will give a presentation of Umpqua's business strategies and financial performance at the FTN Midwest Securities Corporation Small and Midcap Bank Conference at the Four Seasons Hotel, 57 East 57th Street, New York, New York.

        The conference is open to FTN invitees. The presentation will be made available via live web cast. Individuals wanting to view or listen to the presentation can click on the following link the day of the conference and be routed into the conference without having to register: http://www.ftnmidwest.com/page_79.ftn?m0=0&m1=79&iShowItem=31&sPostType=1. The presentation will be archived for 60 days on the ftnmidwest.com site. Umpqua Holdings Corporation will make the presentation and live webcast available at the Invester Relations section of Umpqua's website at www.umpquaholdingscorp.com.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
NONE

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: September 13, 2006	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary